UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2005

Nissan Auto Receivables Corporation II

on behalf of Nissan Auto Receivables 2005-B Owner Trust

(Exact name of Registrant as Specified in its Charter)

DELAWARE	333-120079	51-6563199

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 W. 190TH STREET
TORRANCE, CALIFORNIA 90502

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (310) 719-8583

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
EXHIBIT INDEX
EX-1.1

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

          On May 23, 2005, Nissan Auto Receivables Corporation II (“NARC II”) and Nissan Motor Acceptance Corporation (“NMAC”) entered into an Underwriting Agreement with J.P. Morgan Securities Inc., on behalf of itself and as a representative of the several underwriters (collectively, the “Underwriters”), for the issuance and sale of notes of Nissan Auto Receivables 2005-B Owner Trust, a Delaware statutory trust created pursuant to that certain Trust Agreement, dated as of December 23, 2004, as amended and restated by the Amended and Restated Trust Agreement, dated as of May 31, 2005, by and between NARC II, as depositor, and Wilmington Trust Company, as owner trustee, in the following classes: Class A-1, Class A-2, Class A-3 and Class A-4 (collectively, the “Notes”). The Notes have an aggregate scheduled principal balance of $1,425,028,000. The Notes have been registered pursuant to the Securities Act of 1933, as amended, under a Registration Statement on Form S-3 (Commission File No. 333-120079). It is anticipated that the Notes will be issued on or about May 31, 2005.

          Attached as Exhibit 1.1 is the Underwriting Agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibit

     The exhibit number corresponds with Item 601(a) of Regulation S-K.

Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement, dated May 23, 2005, among NARC II, NMAC and J.P. Morgan Securities Inc., on behalf of itself and as a representative of the several Underwriters.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned thereunto duly authorized.

NISSAN AUTO RECEIVABLES 2005-B OWNER TRUST

By: Nissan Auto Receivables Corporation II

	By:	/s/ Kazuhiko Kazama

Name: Kazuhiko Kazama
Title: Treasurer

Date: May 25, 2005

EXHIBIT INDEX

Item 601(a) of Regulation S-K

Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement, dated May 23, 2005, among NARC II, NMAC and J.P. Morgan Securities Inc., on behalf of itself and as a representative of the several Underwriters.